                                                                    EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated August 1, 2000, covering the financial statements of Talaria Therapeutics, Inc., appearing in this Current Report, which is a part of the Registration Statement File No. 333-31032. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                      /s/ Goldenberg Rosenthal, LLP
                                      ------------------------------------------
                                      GOLDENBURG ROSENTHAL, LLP

Jenkintown, Pennsylvania
November 20, 2000